SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934


     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to ss.240.14a-12


                         Inspire Pharmaceuticals, Inc.
                         -----------------------------
               (Name of Registrant as Specified In Its Charter)


   Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

         ---------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         ---------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         ---------------------------------------------

     (5) Total fee paid:

         ---------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         ---------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

         ---------------------------------------------

     (3)  Filing Party:

         ---------------------------------------------

     (4)  Date Filed:

         ---------------------------------------------

                         [INSPIRE PHARMACEUTICALS, INC.
                               logo appears here]










                                                                  April 20, 2001



To Our Stockholders:

         You are most cordially invited to attend the 2001 Annual Meeting of Stockholders of Inspire Pharmaceuticals, Inc. at 9:00a.m., local time, on Friday, June 1, 2001, at the North Carolina Biotechnology Center, 15 T.W. Alexander Drive, Research Triangle Park, North Carolina. Directions to the North Carolina Biotechnology Center are enclosed.

         The enclosed Notice of Meeting and Proxy Statement describes the matters to be presented at the Annual Meeting.

         It is important that your shares be represented at the Annual Meeting to assure the presence of a quorum. Whether or not you plan to attend the Annual Meeting, we hope that you will have your stock represented by signing, dating, and returning your proxy in the enclosed envelope. Your stock will be voted in accordance with the instructions you have given in your proxy.

         Thank you for your continued support.


                                           Sincerely,

                                           CHRISTY L. SHAFFER
                                           President and Chief Executive Officer

                         INSPIRE PHARMACEUTICALS, INC.
                        4222 Emperor Boulevard, Suite 470
                        Durham, North Carolina 27703-3466

                 --------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be Held on June 1, 2001

                 --------------------------------------------

Dear Stockholders:


     The Annual Meeting of the Stockholders of Inspire Pharmaceuticals, Inc. will be held on June 1, 2001, at 9:00 a.m., at the North Carolina Biotechnology Center, 15 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709-3547, to:


       (1) Elect two directors to serve until the Annual Meeting of the Stockholders to be held in 2004 and until their successors have been duly elected and qualified;

       (2) Ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2001; and

       (3) Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.


     Only stockholders of record at the close of business on April 2, 2001 are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at our executive offices at 4222 Emperor Boulevard, Suite 470, Durham, North Carolina 27703-3466 for a period of 10 days prior to the Annual Meeting and a copy shall be available for examination at the time and place of the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement to such effect at the Annual Meeting.

     It is important that your shares be represented at the Annual Meeting. Your shares cannot be voted unless they are represented by proxy or you make other arrangements to have them represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed envelope. The prompt return of proxies will ensure a quorum and save us the expense of further solicitation.


                                            By Order of the Board of Directors,




                                            Gregory J. Mossinghoff
                                            Secretary


Durham, North Carolina
April 20, 2001

                         INSPIRE PHARMACEUTICALS, INC.
                        4222 Emperor Boulevard, Suite 470
                        Durham, North Carolina 27703-3466


                             ---------------------
                                 PROXY STATEMENT
                             ---------------------
General.


     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Inspire Pharmaceuticals, Inc., a Delaware corporation, for use at our Annual Meeting of Stockholders (the "Annual Meeting"), and at any continuation or adjournment thereof. The Annual Meeting will be held June 1, 2001 at the North Carolina Biotechnology Center, 15 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709-3547 at 9:00 a.m.

     We maintain principal executive offices at 4222 Emperor Boulevard, Suite 470, Durham, North Carolina 27703. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about April 20, 2001. Our Annual Report for 2000, including financial statements for the year ended December 31, 2000, is being mailed to stockholders at the same time.


Stockholders Entitled To Vote.

     Holders of shares of our common stock of record at the close of business on April 2, 2001 are entitled to notice of, and to vote at, the Annual Meeting and at any and all adjournments or postponements of the Annual Meeting. Each share entitles its owner to one vote. The holders of a majority of the shares entitled to vote at the Annual Meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the Annual Meeting. On the record date there were 25,666,390 shares outstanding. Our Amended and Restated Certificate of Incorporation, as amended, does not provide for cumulative voting.

     Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.


How To Vote.

     If you are a stockholder of record (i.e. a stockholder who holds shares in their own name), you can vote by signing, dating and returning your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

     If your shares are held in the name of a bank, broker or other holder of record (that is, "street name"), you will receive instructions from the holder of record that you must follow in order for your shares to be voted.


Changing Your Vote.

     You may change your vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to the Secretary of Inspire. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.


Reduce Duplicate Mailings.

     We are required to provide an Annual Report to all stockholders who receive this proxy statement. If you are a stockholder of record and have more than one account in your name or at the same address as other stockholders of record, you may authorize us to discontinue mailings of multiple proxy statements, Annual Reports and other information statements. To do so, mark the designated box on each proxy card for which you wish to discontinue to receive duplicate documents. Your consent to cease delivery of the Annual Report, proxy statements and other information statements shall be effective for five (5) years or until you revoke your consent. You may revoke your consent at any time by contacting Gregory J. Mossinghoff, in writing, at our offices located at 4222 Emperor Boulevard, Suite 470, Durham, North Carolina 27703-8466, or by calling (919) 941-9777. Delivery of individual copies of the documents shall resume within 30 days of receipt of your request.


Stockholder Proposals.

     To be included in the Board of Directors' proxy statement and proxy card for the 2002 Annual Meeting of Stockholders, a stockholder proposal must be received by us on or before December 22, 2001. Proposals should be directed to the attention of Gregory J. Mossinghoff at our offices located at 4222 Emperor Boulevard, Suite 470, Durham, North Carolina 27703-3466.

     In addition, if a stockholder wishes to present a proposal at our 2002 Annual Meeting which is not intended to be included in the proxy statement for that meeting, we must receive written notice of the stockholder proposal by March 6, 2002. If we do not receive timely notice of such a stockholder proposal, we will retain discretionary authority to vote proxies on such proposals even if it is not specifically reflected on the proxy card and stockholders have not had an opportunity to vote on the proposal by proxy.


                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS


     At the Annual Meeting two directors are to be duly elected to hold office until the Annual Meeting of Stockholders to be held in 2004 and until their successors shall have been elected and qualified. The nominees for election to the Board of Directors are Christy L. Shaffer, Ph.D. and Gregory J. Mossinghoff.

     Pursuant to our Amended and Restated Certificate of Incorporation, as amended, the Board of Directors is divided into three classes, each class consisting, as nearly as possible, of an equal number of directors. There are currently seven members of the Board of Directors. Class A consists of Dr. Shaffer and Andre L. Lamotte, Sc.D., whose terms will expire at the Annual Meeting. Dr. Lamotte has indicated to the Board of Directors that he will not stand for re-election at the Annual Meeting. The Nominating Committee of the Board of Directors has nominated, and the Board of Directors has ratified, the nomination of Dr. Shaffer and Mr. Mossinghoff for election at the Annual Meeting. The Nominating Committee does not currently consider nominees recommended by stockholders. Class B consists of Terrance G. McGuire and Jesse
I. Treu, Ph.D., whose terms will expire at the Annual Meeting of Stockholders in 2002. Class C consists of Richard Boucher, M.D., H. Jefferson Leighton, Ph.D and W. Leigh Thompson, M.D., Ph.D., D.Sc., whose terms will expire at the Annual Meeting of Stockholders in 2003.

     Set forth below is certain information about the members of our Board of Directors and the nominees, including their name, age and current positions:

Name                                        Age    Position
----------------------------------------   -----   --------------------------------------------------
  Christy L. Shaffer, Ph.D .............    43     President, Chief Executive Officer and Director
  Gregory J. Mossinghoff ...............    40     Senior Vice President and Chief Business Officer,
                                                   Secretary and Treasurer
  Terrance G. McGuire ..................    45     Chairman of the Board
  Richard Boucher, M.D. ................    56     Director
  Andre L. Lamotte, Sc.D. ..............    53     Director
  H. Jefferson Leighton, Ph.D ..........    55     Director
  W. Leigh Thompson, M.D., Ph.D., D.Sc.     62     Director
  Jesse I. Treu, Ph.D. .................    54     Director

     If the enclosed proxy is properly executed and received in time for the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby for the persons nominated for election as directors unless authority to vote shall have been withheld. If any nominee should refuse or be unable to serve, an event not anticipated, the proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee or, in lieu thereof, the Board of Directors may reduce the number of directors. The Board of Directors has no reason to believe that the nominees will be unable to serve if elected. The nominees have consented to being named in this proxy statement and to serve if elected.

     Set forth below is biographical information for each member of the Board of Directors and each nominee for election to the Board of Directors, including a summary of their background and principal occupations. If elected, each nominee would serve until the Annual Meeting in 2004 and until his or her successor is duly elected and qualified, or until such director's earlier death, resignation, or removal.

     Christy L. Shaffer, Ph.D., has served as our President, Chief Executive Officer and as a director since January 1999. Dr. Shaffer joined us in June 1995 as our first full-time employee, Director, Clinical Operations. She was promoted to Senior Director, Development in June 1996 and to Vice President, Development and Chief Operating Officer in January 1998. Dr. Shaffer has over ten years of experience in drug development within the pharmaceutical industry. She previously served in a variety of positions in the clinical research division of Burroughs Wellcome Co. including Associate Director of pulmonary research in the department of pulmonary/critical care medicine during the period from February 1995 to June 1995. Dr. Shaffer coordinated several IND submissions and one NDA submission at Burroughs Wellcome. Dr. Shaffer received a Ph.D. in pharmacology from the University of Tennessee and completed two years of postdoctoral training in cardiovascular research in the Biochemistry Department at the Chicago Medical School before her postdoctoral appointment at University of North Carolina.

     Gregory J. Mossinghoff has served as our Chief Business Office since December 1999 and as our Senior Vice President since November 10, 2000. Mr. Mossinghoff joined us in June 1998 as our Senior Director of Strategic Planning and Operations and was promoted to Vice President, Corporate Development in January 1999. Mr. Mossinghoff has also served as our Secretary since October 1998, and as our Treasurer since March 2000. In his current role he helps us develop and realize strategic objectives, expand our corporate partnerships in the United States and abroad, and oversee all business-related activities including operations and finance. Before joining us, from February 1996 to June 1998, Mr. Mossinghoff was worldwide Director of Business Analysis at Glaxo Wellcome plc. Before joining Glaxo Wellcome, Mr. Mossinghoff held various roles with increasing responsibility at Hoffmann LaRoche Inc., from June 1988 to February 1996, including Manager, Business Development and Strategic Planning from 1994 to 1996. Mr. Mossinghoff received a B.A. degree in Economics from the University of Virginia, Charlottesville, VA and an MBA in Financial Management & Analysis from George Mason University, Fairfax, VA.

     Terrance G. McGuire has served as our Chairman of the Board and a director since October 1993, and is one of our four founders. He currently serves as Chairman of the Compensation and Audit Committees of the

Board and as a member of the Nominating Committee of the Board. He also served as our Treasurer from October 1993 to March 2000. Since March 1986, he has been a founding general partner of Polaris Venture Partners L.P. Since 1993, he has served as a general partner of Alta V Management Partners L.P., which is the general partner of Alta V Limited Partnership, a fund associated with Burr, Egan, Deleage & Co. Mr. McGuire has also been general partner of Beta Partners LP, a venture capital firm, since 1989. He is a director of Akamai Technologies, Inc., Aspect Medical Systems, Inc., deCODE genetics, Inc., Wrenchead.com, Inc., Paradigm Genetics, Inc. and several other private healthcare and information technology companies. Mr. McGuire received his B.S. in Physics and Economics from Hobart College, his M.S. in Engineering from Dartmouth College and his MBA from the Harvard Business School.

     Richard Boucher, M.D. has served as a director since March 1995, and is a Co-Chairman of our Scientific Advisory Board and a member of our Nominating Committee. One of our four founders, Dr. Boucher is the William Rand Kenan Professor of Medicine, Chief of Pulmonary Medicine and Director of the Cystic Fibrosis/Pulmonary Research and Treatment Center at The University of North Carolina at Chapel Hill School of Medicine. Dr. Boucher obtained his M.D. degree from Columbia University College of Physicians and Surgeons. Following residency training, he joined the Faculty of Medicine at The University of North Carolina at Chapel Hill in 1977. Dr. Boucher has authored or co-authored more than 200 original research articles and more than 100 additional publications including book chapters. He received the Doris Tulcin and Paul Di Sant'Agnese CF Research Awards and the Julius Comroe Award from The American Physiology Society. He is an established principal investigator with the National Institutes of Health, and is a member of the American College of Physicians and the Association of American Physicians. In recent years, Dr. Boucher has pioneered new approaches for the treatment of cystic fibrosis.

     Andre L. Lamotte, Sc.D. has served as a director since October 1993 and is one of our four founders. Dr. Lamotte also currently serves as a member of our Nominating Committee. In February 2001, Dr. Lamotte advised the Board of Directors that he would not stand for re-election at the Annual Meeting. In 1989, Dr. Lamotte founded Medical Science Partners, which specializes in early stage life sciences investments in affiliation with Harvard University and has served as the managing general partner since such time. Before founding Medical Science Partners, Dr. Lamotte served as a general manager at Pasteur Merieux from April 1983 to April 1988. He also serves as the managing general partner of Medical Science Partners II, L.P. and Medical Science II Co-Investment, L.P. and general partner of New Medical Technologies. Dr. Lamotte is a director of Ascent Pediatrics, Inc and deCODE genetics, Inc. Dr. Lamotte holds a Ph.D. in chemistry from the Massachusetts Institute of Technology and an M.B.A. from Harvard University.

     H. Jefferson Leighton, Ph.D. has served as a director since October 1993 and is one of our four founders. He served as our President and Chief Executive Officer from October 1993 until December 1995. Dr. Leighton also serves as a member of our Audit Committee. Dr. Leighton has more than 20 years of experience in large pharmaceutical companies in various research and development positions. More recently, he has founded, reorganized, and merged several small pharmaceutical companies including ICAgen Inc., Biodesign, Neurologic and AdipoGenix Inc.

     W. Leigh Thompson, M.D., Ph.D., D.Sc. has served as a director since April 1996. In December 1994, Dr. Thompson retired from Eli Lilly and Co. where he served as chief scientific officer and a member of the management committee. Dr. Thompson has enjoyed a distinguished career in both academic medicine and the pharmaceutical industry and has published extensively, particularly in the area of critical care medicine. He is a member of numerous corporate, academic, and civic boards, and consults in the areas of health informatics, enterprise strategic planning, and related areas. Since 1995, Dr. Thompson has been the Chief Executive Officer of Profound Quality Resources, Ltd., a worldwide scientific consulting firm. He is currently a director of Bioanalytical Systems Inc., DepoMed Inc., Orphan Medical Inc., Guilford Pharmaceuticals, Inc., and Medarex Inc.

     Jesse I. Treu, Ph.D. has served as a director since March 1995 and is a member of our Compensation and Audit Committees. He is a managing member of Domain Associates, L.L.C. and has served in this or similar capacities with the firm since 1986. He has served as a director of over 20 early-stage companies, eleven of which have so far become public companies. He is currently a director of OraPharma, Inc. Before the formation of Domain, Dr. Treau had 12 years of health care experience at General Electric and Technicon Corporation in a number of research, marketing management and corporate staff positions. Dr. Treu received his B.S. from Rensselaer Polytechnic Institute and his M.A. and Ph.D. degrees in physics from Princeton University.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.


                              DIRECTOR COMPENSATION


     Directors receive no cash compensation for their services as directors or as members of committees. In 1996, we granted Dr. Thompson an option to purchase 27,428 shares of our common stock at an exercise price of $0.12 per share. In March 2000, we granted each non-employee director an option to purchase 5,714 shares of our common stock at an exercise price equal to the initial public offering price of the common stock, which was $12.00 per share. All such options are subject to conditions relating to vesting and retention for each recipient's participation on the Board of Directors. All directors are reimbursed for expenses incurred in connection with attendance at Board of Directors and committee meetings.


                      MEETINGS AND COMMITTEES OF THE BOARD


     During the year ended December 31, 2000, there were six (6) meetings of the Board of Directors. Each incumbent director attended at least 75% of the meetings of the Board. The Board has established an Audit Committee, Nominating Committee and a Compensation Committee.

     The members of the Audit Committee are Mr. McGuire, as chairperson, Dr. Treu and Dr. Leighton. Drs. Treu and Leighton are "independent" as defined by the rules under listing standards of the NASD. Under the rules defining an independent director, Mr. McGuire's service as our Treasurer from October 1993 through March 2000 may cause him to be considered as not independent. The rules provide that one director who is not independent and not a current employee may be appointed to our Audit Committee if the Board of Directors determines that his membership on the Audit Committee is required by the best interest of Inspire and our stockholders, and discloses in this proxy statement the nature of the relationship which causes him to be not independent and the reasons for the Board's determination.

     The Board of Directors has determined that since Mr. McGuire's position as Treasurer ceased in March 2000, and due to his training in economics, physics (B.S.), engineering (M.S.) and business (M.B.A.), his past employment and management experience in the biotechnology, private healthcare, information technology and venture capital industries, including his service as director of several public and private companies, that his knowledge of business and experience in matters relevant to the functions of our Audit Committee is of such unique value that it will be in the best interest of Inspire and our stockholders to retain Mr. McGuire as a member of the Audit Committee and thereby obtain the benefit of his expertise.

     The Audit Committee assists the Board of Directors in fulfilling its responsibilities of ensuring that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared; that there is consistent application of generally accepted accounting principles; and that there is compliance with management's policies and procedures. In performing these functions, the Audit Committee meets periodically with the independent auditors, management, and internal auditors to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the Audit Committee recommends the independent auditors for appointment by the Board of Directors. The Audit Committee met once during 2000.

     The Nominating Committee, which consists of Mr. McGuire, Dr. Boucher and Dr. Lamotte, reviews the qualifications of and proposes candidates for consideration for election to the Board of Directors or any committee of the Board. The Nominating Committee met once during 2000.

     The Compensation Committee currently consists of Mr. McGuire, as chairperson, and Dr. Treu. The Compensation Committee administers our stock plan, considers executive compensation of our key officers and compensation of directors. The Committee considers and reviews and approves issues and matters concerning the compensation of employees and consultants and the objectives and policies instituted by the Board of Directors. The Compensation Committee met in February 2001 to establish compensation for the year.


                             AUDIT COMMITTEE REPORT


     The Audit Committee of the Board of Directors has furnished the following report, in accordance with rules recently established by the Securities and Exchange Commission, for inclusion in this proxy statement.

     The Audit Committee of the Board of Directors, which consists of Mr. McGuire, as chairperson, Dr. Treu and Dr. Leighton, reviews the results and scope of the annual audit and the services provided by the independent auditors. The Audit Committee's responsibilities are described in a written charter adopted by the Board of Directors, which is attached as Appendix A to this proxy statement.

     As part of its ongoing activities, the Audit Committee has:

     o Reviewed and discussed with Inspire's management the audited consolidated financial statements for the fiscal year ended December 31, 2000;

     o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

     o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence; and

     o Considered the compatibility of non-audit services described in this report with maintaining auditor independence.

     The fees paid by Inspire to PricewaterhouseCoopers LLP ("PwC") for the fiscal year ended December 31, 2000 were as follows:


Audit Fees


     The independent auditor of Inspire during the fiscal year ended December 31, 2000 was PwC. The aggregate fees billed by PwC in connection with the review of quarterly financial statements, and the audit of Inspire's financial statements for the year ended December 31, 2000 to be included in its Annual Report on Form 10-K were $47,500.


All Other Fees

     The aggregate fees billed for all other services rendered to Inspire by PwC for the fiscal year ended December 31, 2000 were $362,800. The fees relate to recurring and non-recurring tax services, and non-recurring fees for services provided during the due diligence process, review of financial information and preparation of comfort letters coincident with Inspire's initial public offering.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000.


Respectfully submitted,


Audit Committee
Terrance G. McGuire
H. Jefferson Leighton
Jesse Treu



                          COMPENSATION COMMITTEE REPORT


     The Compensation Committee of the Board of Directors has furnished the following report, on executive compensation.

     The Compensation Committee of the Board of Directors, which consists of Mr. McGuire, as chairperson, and Dr. Treu, reviews and approves executive salaries and bonuses, administers the Amended and Restated 1995 Stock Plan, as amended, and approves any other compensation benefits of Inspire's executive officers. In addition, the Compensation Committee consults with management regarding its benefit plans and is responsible for reviewing overall compensation policies and practices.


Compensation Philosophies


     Inspire's executive compensation structure is designed to attract, retain and award executives capable of leading Inspire to meet its business objectives and to motivate executives to enhance long-term stockholder value.

     The Compensation Committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses, where appropriate, based on Inspire's overall performance relative to is corporate objectives, the executive's individual contributions and teamwork. In addition, the Compensation Committee will typically grant stock options to an executive upon the commencement of the executive's employment and annually thereafter in order to strengthen the interest between such executives and Inspire's stockholders and to give the executives the opportunity to reach the top compensation levels of the market depending upon Inspire's performance, as reflected in the market price of Inspire's common stock.

     In 2000, executive compensation consisted of base salary, cash bonuses and stock options. The following describes in more detail the elements of compensation, which are part of the Compensation Committee's policies.


Base Salaries

     Base salaries for executive officers are determined annually by reviewing three key areas: (1) the pay practices of companies of similar size, market capitalization and industry; (2) the skills and performance level of the individual executive relative to targeted performance criteria; and (3) Inspire's actual performance. The Committee reviews information about salary, bonus and stock awards in related industries. Based in part on this information, the Committee generally considers changes to existing base salaries, including that of the Chief Executive Officer, at levels comparable to those established by other emerging biopharmaceutical companies. Annual salary adjustments are made, based upon a recommendation by the Chief Executive Officer, to maintain salaries at competitive levels, taking into account each officer's experience and individual performance, and to maintain an equitable relationship between executive officer salaries and overall salaries for other employees. Base salaries for new executive officers are determined with reference to such industry surveys and by evaluating the responsibilities of the position held and the experience of the individual.


Bonuses


     Cash bonuses are used on an exceptional basis to attract, retain and motivate executives. When bonus payments are made, the executive's bonus is based on Inspire's achievement of its major corporate objectives and the executive's achievement of individual objectives and the contribution of the executive to the overall success and achievements of the company and its management team. In determining the level of the cash bonus during 2000, the Compensation Committee considered certain significant accomplishments, including: the advanced clinical development of INS365 Respiratory for the treatment of chronic bronchitis, INS365 Ophthalmic for the treatment of dry eye disease and INS316 Diagnostic to aid in the diagnosis of lung cancer and lung infection; the pre-clinical development of INS37217 for the treatment of cystic fibrosis and INS37217 Ophthalmic for the treatment of retinal disease; additional research and development efforts with respect to other target diseases where P2Y receptors may play important biological roles; the establishment of strategic partnerships, including the collaboration with Genentech, Inc. in December 1999; the successful completion of Inspire's initial public offering; and other individual objectives.


Stock Options

     The Compensation Committee believes that stock options are an excellent long-term incentive for executives that aligns executive and stockholder interests and assists in retention of key officers and employees. Stock options granted under the Amended and Restated 1995 Stock Plan generally vest over four years. The Compensation Committee has and may in the future determine to more closely link the vesting of stock options with an executive's achievement of a particular objective.

     When determining stock option awards, the Compensation Committee considers the executive's current responsibilities and contributions to Inspire's performance, the anticipated contribution to meeting Inspire's long-term strategic performance goals, their position with Inspire and industry practice in companies of similar size, market and capitalization. The direct link between the value of a stock option to an executive and an increase in the price of Inspire's stock makes stock option awards a key method for aligning executive compensation with stockholder value.


Chief Executive Officer Compensation

     Dr. Shaffer's compensation is determined by the Compensation Committee without Dr. Shaffer's participation, based upon the same factors as those used by the Compensation Committee and management for other executives. Dr. Shaffer participates in the same compensation arrangements available to the other senior executives. Accordingly, her compensation also consists of an annual base salary, a potential cash bonus, and stock options grants. The Compensation Committee's general approach in establishing Dr. Shaffer's compensation is to be competitive with the compensation paid to chief executive officers in peer companies, but to have a significant percentage of her compensation based upon performance criteria established by the Compensation Committee.

     Dr. Shaffer's compensation for the year ended December 31, 2000 included $223,299.84 in base salary, a cash bonus of $50,000 and a stock option to purchase an aggregate of 114,285 shares of common stock at an exercise price of $12.00, the price of Inspire's common stock in its initial public offering. In determining the base salary in 2000, the Compensation Committee reviewed Dr. Shaffer's salary in relation to the salaries of other chief executive officers at emerging biopharmaceutical companies and Inspire's achievement of certain goals during 1999, including: continued research and development efforts with respect to its product candidates; the private placement of equity securities; and the establishment of a strategic collaboration with Genentech, Inc.

Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended, which is referred to in this proxy statement as the Code, generally disallows a federal income deduction to public companies for certain compensation over $1,000,000 paid to the company's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee intends to review the potential effects of Section 162(m) periodically and intends to structure its stock option grants and certain other equity-based awards in a manner that is intended to avoid disallowances under
Section 162(m) of the Code unless the Compensation Committee believes that such compliance would not be in the best interests of Inspire or its stockholders.


Respectfully submitted,


Compensation Committee
Terrance G. McGuire
Jesse Treu

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Messrs. McGuire and Treu, each of whom served on the Compensation Committee of the Board of Directors during 2000. Mr. McGuire has served as Chairman of the Board since October 1993 and previously served as Treasurer from October 1993 until March 2000. Otherwise, no member of the Compensation Committee was at any time during 2000, or formerly, an officer or employee, and no member of the Compensation Committee had any relationship with Inspire requiring disclosure under Item 404 of Regulation S-K under the Exchange Act of 1934, as amended. No executive officer has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee.


                           RELATIVE STOCK PERFORMANCE

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on our common stock to the cumulative total return of the NASDAQ Stock Market (U.S.) Index and the NASDAQ Biotechnology Stock Index for the period commencing August 3, 2000, the commencement of trading on the NASDAQ Market, and ended December 31, 2001:


             [BAR CHART APPEARS HERE WITH THE FOLLOWING PLOT POINTS]


                                   03-Aug-00     30-Sept-00   31-Dec-00

Inspire Pharmaceuticals, Inc.       $100.00       $250.00      $217.19
NASDAQ Stock Market (U.S.)           100.00         97.28        65.20
NASDAQ Biotechnology                 100.00        117.06        96.52


The graph assumes $100 was invested on August 3, 2000, in our common stock, and each of the indices, and that dividends were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

            PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as the independent auditors for the fiscal year 2001. Stockholder ratification of the appointment is not required by our Amended and Restated Certificate of Incorporation, as amended, or By-laws or otherwise, but the Board has decided to ascertain the position of the stockholders on the appointment. The Board of Directors will reconsider the appointment if it is not ratified. The affirmative vote of a majority of the shares voted at the meeting is required for ratification.

     One or more representatives of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

             EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS OR NOMINEES

     The name, age and position of each person who is currently serving as an executive officer and who served as an executive officer in 2000, and who is not a director or a nominee is listed below, followed by summaries of their background and principal occupations. Executive officers are elected annually, and serve at the discretion of the Board of Directors.


Name                                  Age    Position
----------------------------------   -----   ----------------------------------------------
   Donald J. Kellerman, Pharm.D.      46     Senior Vice President, Development
   Benjamin R. Yerxa, Ph.D            35     Vice President, Discovery
   Richard M. Evans, Ph.D.            41     Vice President, Pharmaceutical Development
   Janet L. Rideout, Ph.D.            62     Former Senior Vice President, Discovery
   Mary Beth Bennett                  43     Vice President, Operations and Communications
   Joseph K. Schachle                 36     Vice President, Marketing and Sales

     Donald J. Kellerman, Pharm.D. has served as our Senior Vice President, Development since May 2000. He is responsible for all of our clinical development programs and regulatory affairs. Dr. Kellerman joined us in July 1999 as Vice President, Development. Before joining us, Dr. Kellerman spent 11 years with Glaxo Wellcome, from August 1997 to July 1999 and from April 1988 to August 1996, where he was director of various groups, including International OTC, U.S. Infectious Diseases, and the Inhaled Corticosteroid Group. He was clinical project leader for Flovent(R) from first U.S. clinical studies in 1989 to approval in 1996. From September 1996 to August 1997, he was Vice President of Clinical Research at Sepracor, Inc., where he was project leader for the Xopenex(R) NDA team. Before Glaxo Wellcome, Dr. Kellerman worked at E.R. Squibb and Sons, Inc. and Ciba-Geigy Corporation on several cardiovascular products. Dr. Kellerman holds a Doctor of Pharmacy and Bachelor of Science degree from the University of Minnesota.

     Benjamin R. Yerxa, Ph.D. has served as our Vice President, Discovery since February 2000 and as a Co-Chairman of our Scientific Advisory Board since June 2000. Dr. Yerxa joined us in August 1995 and previously held several positions, including Senior Director of Preclinical Programs. He supervises both the biology and the chemistry discovery teams and all early preclinical drug development activities. He created a new strategic opportunity for us by developing the concept of ophthalmic uses for our core P2Y2 technology. Before being promoted to the position of Senior Director of Preclinical Programs in December 1999, Dr. Yerxa was Director of Preclinical Programs and, before that, Senior Research Chemist. While in chemistry, he served as the preclinical project leader for INS365. As a Senior Research Chemist his work focused on designing and synthesizing new P2Y receptor agonists. Before joining us, from October 1993 to August 1995, Dr. Yerxa was a Research Scientist at Burroughs Wellcome Co. Dr. Yerxa worked at Biophysica, Inc. for over two years, synthesizing radiocontrast agents. He developed scale-up procedures for the industrial production of Oxilan(R), a marketed imaging product. Dr. Yerxa received his Ph.D. in Organic Chemistry from UC Irvine in 1993.

     Richard M. Evans, Ph.D. has served as our Vice President, Pharmaceutical Development since June 2000. Dr. Evans joined us in October 1996 and has previously held several positions. He is responsible for all activities related to the manufacture, formulation development and testing of our products in development and for the identification and development of relevant drug delivery technologies. He also serves as Vice-Chair of the Inhalational Technology Focus Group for the American Association of Pharmaceutical Scientists. Prior to joining Inspire, Dr. Evans was Section Manager of Inhalational Dosage Forms at Rhone-Poulenc Rorer. He has over 10 years experience in the pharmaceutical industry, including positions at Delphi and Rhone-Poulenc Rorer. Dr. Evans holds both a Bachelor of Pharmacy degree and a Doctorate in Pharmaceutical Chemistry, in the field of inhalation drug delivery, from the Welsh School of Pharmacy, University of Wales College of Cardiff.

     Janet L. Rideout, Ph.D. served as our Senior Vice President, Discovery from February 2000 until her retirement in September 2000. Dr. Rideout joined us in 1995 as Director of Chemistry and was promoted to Senior Director, Discovery, in June 1996 and Vice President, Discovery in January 1998. Before joining us, Dr. Rideout spent more than 26 years at Burroughs Wellcome Co., ultimately serving as Associate Division Director of Organic Chemistry. Dr. Rideout holds more than 40 patents, most notably as co-inventor for AZT (Retrovir(R)). She is a member of three divisions of the American Chemical Society, the New York Academy of Sciences, the American Association for the Advancement of Science, and a Life Fellow and past member of the Board of Directors of the American Institute of Chemists. She received the Distinguished Chemist Award from the North Carolina Institute of Chemists in 1994. Dr. Rideout received her Ph.D. in organic chemistry from the State University of New York at Buffalo.

     Mary Beth Bennett has served as our Vice President, Operations and Communications since March 2001. As Vice President, Operations and Communications, she manages a variety of areas for Inspire, including Human Resources, Communications, Investor Relations and Operations. Mrs. Bennett comes to Inspire from Glaxo Wellcome, where she served as Worldwide Director for R&D Human Resources Effectiveness, Planning and Communication. Prior to her role in human resources, Mrs. Bennett held various roles during her 13 years at Glaxo Wellcome, including Worldwide Director for R&D Communications, Director of R&D Operations and Department Head of Comparative Medicine. She also led communications for major company redesign initiatives, and for the Glaxo Wellcome merger. Mrs. Bennett holds a BA in Behavioral Science from National Louis University and an MBA from Duke University.

     Joseph K. Schachle joined us in April 2001 as our Vice President, Marketing and Sales. Mr. Schachle is responsible for establishing a limited, high-value marketing and sales infrastructure in North America to handle Inspire's commercial efforts in various indications. Mr. Schachle has 12 years of industry experience in marketing and sales at major pharmaceutical companies, having been directly involved in the successful launch of more than a half-dozen major products. Most recently, he served as Director of Marketing at GlaxoSmithKline in the respiratory therapeutic area, with overall responsibility for the launch of Advair(TM) for asthma in the United States. Over his nine-year tenure at GlaxoSmithKline, Mr. Schachle held various positions in sales, marketing and new product planning. These responsibilities included brand management of the CNS products Imitrex(R), Amerge(R) and Wellbutrin SR(R) and the HIV products Epivir(R), Retrovir(R) and Mepron(R). Prior to joining GlaxoSmithKline he was with The Upjohn Company (now Pharmacia). Mr. Schachle holds a BBA in Marketing from James Madison University and an MBA from Old Dominion University.

                             EXECUTIVE COMPENSATION


     The following table shows, for the fiscal years ended December 31, 2000 and 1999, the annual and long-term compensation we paid to our (i) chief executive officer, (ii) our four most highly compensated executive officers who were serving at December 31, 2000, and (iii) one additional highly compensated executive officer who was no longer serving as an executive officer at December 31, 2000 (collectively, the "named executive officers"). Following the rules of the Securities and Exchange Commission, the compensation described in the table does not include medical, group life insurance or some other benefits which are available generally to all of our salaried employees.


                           SUMMARY COMPENSATION TABLE


                                                                                                          Long Term
                                                                       Annual Compensation               Compensation
                                                            -----------------------------------------   -------------
                                                                                        Other Annual        Shares
                                                               Salary        Bonus      Compensation      Underlying
Name and Principal Position                         Year        ($)           ($)            ($)         Options (#)
------------------------------------------------   ------   -----------   ----------   --------------   -------------
Christy L. Shaffer, Ph.D. ......................   2000      $223,300      $50,000               --        114,285
 President, Chief Executive Officer and Director   1999       192,800       40,000               --             --
Gregory J. Mossinghoff .........................   2000       184,820       50,000               --         85,714
 Chief Business Officer, Senior Vice President,    1999       139,667       42,000               --         71,429
  Secretary and Treasurer
Janet L. Rideout, Ph.D. ........................   2000       153,437        3,873               --             --
 Former Senior Vice President, Discovery           1999       138,417       42,600               --        102,857
Donald J. Kellerman, Pharm.D. ..................   2000       171,050       50,000               --         71,428
 Senior Vice President, Development                1999            --           --               --             --
Benjamin R. Yerxa, Ph.D. .......................   2000       154,041       40,000               --         85,714
 Vice President, Discovery                         1999            --           --               --             --
Richard M. Evans, Ph.D. ........................   2000       144,266       40,000               --         28,571
 Vice President, Pharmaceutical Development        1999            --           --               --             --

                             OPTION GRANTS IN 2000


     The following grants of stock options were made to the named executive officers during the fiscal year ended December 31, 2000.


                                                                                                        Potential Realizable
                                                           % of Total                                     Value of Assumed
                                            Number of       Options                                     Annual Rates of Stock
                                            Securities     Granted to                                  Price Appreciation for
                                            Underlying     Employees     Exercise or                       Option Term (2)
                                             Options       In Fiscal     Base Price     Expiration   ---------------------------
Name                                       Granted (1)        Year        ($/Share)        Date           5%            10%
---------------------------------------   -------------   -----------   ------------   -----------   -----------   -------------
Christy L. Shaffer, Ph.D. .............      114,285          15.3%       $  12.00      02/16/10      $862,852      $2,186,272
Gregory J. Mossinghoff ................       85,714          11.4%          12.00      02/16/10       647,141       1,639,709
Janet L. Rideout, Ph.D. ...............           --            --              --            --            --              --
Donald J. Kellerman, Pharm.D. .........       71,428           9.5%          12.00      02/16/10       539,281       1,336,418
Benjamin R. Yerxa, Ph.D. ..............       85,714          11.4%          12.00      02/16/10       647,141       1,639,709
Richard M. Evans, Ph.D. ...............       28,571           3.8%          12.00      02/16/10       215,711         546,563

--------
(1) All options in this table have been granted pursuant to our Amended and Restated 1995 Stock Plan, as amended. The options have exercise prices equal to the fair market value on the date of the grant. Each option is exercisable as to one-quarter (1/4) of the shares underlying such option at any time after February 28, 2001, as to one-forty-eighth (1/48) of the shares each month for 35 months thereafter and as to the remaining shares on the last month of vesting.
(2) The potential realizable value is calculated based on the fair market value of our common stock on the date of the grant. These amounts only represent certain assumed rates of appreciation established by the

  SEC. There can be no assurance that the amounts reflected in this table or the associated rates of appreciation will be achieved.


             AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END STOCK OPTION VALUES


     The following table provides certain information as to certain stock options exercisable by the named executive officers for the fiscal year ended December 31, 2000, and the value of such options held by them at December 31, 2000, measured in terms of the closing price of our common stock on The NASDAQ Stock Market on December 29, 2000 which was $26.063 per share.



                                                                     Number of               Value of Unexercised
                               Shares                         Unexercised Options at       In-the-Money Options At
                              Acquired                           December 31, 2000            December 31, 2000
                            On Exercise        Value       ----------------------------- ----------------------------
Name                            (#)         Realized(1)     Exercisable   Unexercisable   Exercisable   Unexercisable
-------------------------- ------------- ----------------- ------------- --------------- ------------- --------------
Christy L. Shaffer, Ph.D.      40,000     $   502,600.00      227,933        246,350      $5,885,247     $5,009,471
Gregory J. Mossinghoff ...         --                 --       64,332        164,247       1,648,546      3,202,342
Janet L. Rideout, Ph.D. ..    124,057       1,193,787.40            0         51,429               0      1,318,794
Donald J. Kellerman,
  Pharm.D. ...............         --                 --       15,300        117,556         835,912      2,167,979
Benjamin R. Yerxa, Ph.D. .      1,000          28,377.50       42,245        118,852       1,090,281      2,058,488
Richard M. Evans, Ph.D ...     29,952         374,766.54       10,657         45,104         275,725        829,222

--------
(1) Based on the fair market value of the common stock as established by the Board of Directors.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 28, 2001, except as otherwise indicated, by: (i) each of our directors; (ii) the named executive officers; (iii) all beneficial owners of greater than 5% of our outstanding common stock; and (iv) all of our directors and executive officers as a group (unless otherwise indicated, all of such shares of common stock are held beneficially and of record).

                                                                               Number of Shares           Percentage
Name and Address of Beneficial Owner                                          Beneficially Owned     Beneficially Owned(1)
--------------------------------------------------------------------------   --------------------   ----------------------
Burr, Egan, Deleage Funds(2)
Burr, Egan, Deleage & Co.
One Post Office Square
Suite 3800, Boston, MA 02109 .............................................         2,879,179                  11.2%
Domain Partners Entities(3)
Domain Associates, L.L.C.
One Palmer Square, Suite 515
Princeton, N.J. 08542 ....................................................         2,594,985                  10.1%
Medical Science Partners Entities(4)
c/o Medical Science Partners
161 Worcester Road, Suite 301
Framingham, MA 01701 .....................................................         2,460,935                   9.6%
InterWest Partners Entities(5)
InterWest Investors VII, LP
3000 Sand Hill Road
Bldg. 3, Suite 255
Menlo Park, CA 94025 .....................................................         1,707,143                   6.7%
Richard Boucher, M.D.(6) .................................................           588,167                   2.3%
Richard M. Evans, Ph.D.(7) ...............................................            54,733                     *
Donald J. Kellerman, Pharm.D.(8) .........................................            53,875                     *
Andre L. Lamotte, Sc.D.(9) ...............................................         2,465,155                   9.6%
H. Jefferson Leighton, Ph.D.(10) .........................................           312,220                   1.2%
Terrance G. McGuire(11) ..................................................         2,881,399                  11.2%
Gregory J. Mossinghoff(12) ...............................................           102,594                     *
Janet L. Rideout, Ph.D.(13) ..............................................           235,869                     *
Christy L. Shaffer, Ph.D.(14) ............................................           332,609                   1.3%
W. Leigh Thompson, M.D., Ph.D., D.Sc.(15) ................................            30,005                     *
Jesse I. Treu, Ph.D.(16) .................................................         2,597,205                  10.1%
Benjamin R. Yerxa, Ph.D.(17) .............................................            84,358                     *
All directors and executive officers as a group (13 persons)(18) .........         9,743,189                  37.0%

--------
*    Less than one percent
(1) Applicable percentage of ownership is based on 25,666,390 shares of common stock outstanding on March 28, 2001.
(2) The number of shares and the percentage of outstanding shares reported are based upon information disclosed by Burr, Egan, Deleage & Co. on a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2001. The number includes 2,849,237 shares held by Alta V Limited Partnership and 29,942 shares held by Customs House Partners. Alta V Management Partners, L.P. is the general partner of Alta V Limited Partnership. Burr, Egan, Deleage & Co. directly or indirectly provides investment advisory services to various venture capital funds, including Alta V Limited Partnership and Customs House Partners. See footnote (11) below.
(3) The number of shares and the percentage of outstanding shares reported are based upon information disclosed by Domain Partners III, L.P. and DP III Associates, L.P. on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2001. The number includes 2,514,456 shares held by Domain Partners III, L.P. and 80,529 shares held by DP III Associates, L.P. One Palmer Square Associates III, L.P. is the general partner of Domain Partners III, L.P. and DP III Associates, L.P. See footnote (16) below.
(4) Includes 1,339,177 shares held by Medical Science Partners II, L.P., 161,758 shares held by Medical Science I Co-Investment, L.P. and 960,000 shares held by NMT New Medical Technologies. Medical Science Partners is the general partner of Medical Science Partners II, L.P. and the co-manager of Medical Science I Co-Investment, L.P. See footnote (9) below.
(5) The number of shares and the percentage of outstanding shares reported are based upon information disclosed by InterWest Partners VII, L.P., InterWest Investors VII, L.P. and InterWest Management Partners VII LLC. on a
     Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001. It includes 1,633,054 shares held by InterWest Partners VII, L.P. and 74,089 shares held by InterWest Investors VII, L.P. InterWest Management Partners VII, LLC is the general partner of InterWest Partners VII, L.P. and InterWest Investors VII, L.P.
(6) Includes 504,953 shares of common stock and 83,214 shares of common stock underlying stock options granted to Dr. Boucher which will have vested within sixty days after March 28, 2001. Does not include 36,785 shares of common stock underlying stock options granted to Dr. Boucher which will not have vested within sixty days after March 28, 2001.
(7) Includes 31,152 shares of common stock and 23,581 shares of common stock underlying stock options granted to Dr. Evans which will have vested within sixty days after March 28, 2001. Does not include 32,180 shares of common stock underlying stock options granted to Dr. Evans which will not have vested within sixty days after March 28, 2001.
(8) Includes 10,300 shares of common stock and 43,575 shares of common stock underlying stock options granted to Dr. Kellerman which will have vested within sixty days after March 28, 2001. Does not include 89,281 shares of common stock underlying stock options granted to Dr. Kellerman which will not have vested within sixty days after March 28, 2001.
(9) Includes 1,339,177 shares held by Medical Science Partners II, L.P., 161,758 shares held by Medical Science I Co-Investment, L.P. and 960,000 shares held by NMT New Medical Technologies. Medical Science Partners is the general partner of Medical Science Partners II, L.P. and the co-manager of Medical Science I Co-Investment, L.P. Dr. Lamotte is a managing general partner of Medical Science Partners. Dr. Lamotte is a director of NMT New Medical Technology. Dr. Lamotte disclaims beneficial ownership of Medical Science II Co-Investment, L.P.'s shares. Dr. Lamotte disclaims beneficial ownership of NMT New Medical Technology's shares except to the extent of his proportional pecuniary interest therein. Includes 1,000 shares of common stock and 2,220 shares of common stock underlying stock options granted to Dr. Lamotte which will have vested within sixty days after March 28, 2001. Also includes 1,000 shares of common stock held in the name of Dr. Lamotte's minor son. Does not include 3,494 shares of common stock underlying stock options granted to Dr. Lamotte which will not have vested within sixty days after March 28, 2001.
(10) Includes 310,000 shares of common stock and 2,220 shares of common stock underlying stock options granted to Dr. Leighton which will have vested within sixty days after March 28, 2001. Does not include 3,494 shares of common stock underlying stock options granted to Dr. Leighton which will not have vested within sixty days after March 28, 2001.
(11) Includes 2,849,237 shares held by Alta V Limited Partnership, 29,942 shares held by Customs House Partners and 2,220 shares of common stock underlying stock options granted to Mr. McGuire which will have vested within sixty days after March 28, 2001. Alta V Management Partners, L.P. is the general partner of Alta V Limited Partnership. Burr, Egan, Deleage & Co. directly or indirectly provides investment advisory services to various venture capital funds, including Alta V Limited Partnership and

     Customs House Partners. See footnote (2) above. Mr. McGuire is a general partner of Alta V Management Partnership, L.P. In his capacity as a general partner of the Alta V Management Partners, L.P., Mr. McGuire may be deemed to share voting and investment powers with respect to the shares held by Alta V Limited Partnership. Mr. McGuire disclaims beneficial ownership of all of such shares held by Alta V Limited Partnership except to the extent of his proportional pecuniary interest therein. Mr. McGuire also disclaims beneficial ownership to all of the shares of Customs House Partners. Does not include 3,494 shares of common stock underlying stock options granted to Mr. McGuire which will not have vested within sixty days after March 28, 2001.
(12) Includes 102,594 shares of common stock underlying stock options granted to Mr. Mossinghoff which will have vested within sixty days after March 28, 2001. Does not include 125,975 shares of common stock underlying stock options granted to Mr. Mossinghoff which will not have vested within sixty days after March 28, 2001.
(13) Includes 184,440 shares of common stock owned by Dr. Rideout and 51,429 shares of common stock underlying stock options granted to Dr. Rideout which will have vested within 60 days of March 28, 2001.
(14) Includes 40,999 shares of common stock and 291,610 shares of common stock underlying stock options granted to Dr. Shaffer which will have vested within sixty days after March 28, 2001. Does not include 182,673 shares of common stock underlying stock options granted to Dr. Shaffer which will not have vested within sixty days after March 28, 2001.
(15) Includes 27,785 shares of common stock and 2,220 shares of common stock underlying stock options granted to Dr. Thompson which will have vested within sixty days after March 28, 2001. Does not include 3,494 shares of common stock underlying stock options granted to Dr. Thompson which will not have vested within sixty days after March 28, 2001.
(16) Includes 2,514,456 shares held by Domain Partners III, L.P., 80,529 shares held by DP III Associates, L.P. and 2,220 shares of common stock underlying stock options granted to Dr. Treu which will have vested within sixty days after March 28, 2001. One Palmer Square Associates III, L.P. is the general partner of One Palmer Square Associates III, L.P. and DP III Associates, L.P. Jesse I. Treu, Ph.D. is a general partner of One Palmer Square Associates III, L.P. See footnote (3) above. Dr. Treu shares voting and investment power with respect to these shares and disclaims beneficial ownership of such shares except to the extent of his proportional interest therein. Does not include 3,494 shares of common stock underlying stock options granted to Dr. Treu which will not have vested within sixty days after March 28, 2001.
(17) Includes 53,055 shares of common stock and 31,303 shares of common stock underlying stock options granted to Dr. Yerxa which will have vested within sixty days after March 28, 2001. Does not include 87,068 shares of common stock underlying stock options granted to Dr. Yerxa which will not have vested within sixty days after March 28, 2001.
(18) Includes an aggregate of 638,406 shares of common stock underlying stock options granted to all of the directors and executive officers as a group which will have vested within sixty days after March 28, 2001. Also contains 5,000 shares of common stock held by an executive officer who was not a named executive officer.


                              CERTAIN TRANSACTIONS

     We entered into a Consultation and Scientific Advisory Board Agreement with Dr. Richard Boucher, a member of the Board of Directors, in March 1995. The terms of the agreement provide that Dr. Boucher will serve as the Chairman of our Scientific Advisory Board for an initial term of three years. The agreement automatically renews itself thereafter for successive one year terms unless terminated by either party. Under the agreement, Dr. Boucher also agreed to consult on the field of airway diseases and the development of low molecular weight molecules for therapeutic or diagnostic purposes. During the last fiscal year, we paid Dr. Boucher $50,000 for his services. In addition, he received an option to purchase 5,714 shares of our common stock at the exercise price of $12.00 per share as partial compensation for his service.

     In March 1995, we entered into a Sponsored Research Agreement with The University of North Carolina at Chapel Hill. Under the agreement, we fund a research program relating to uses of the P2Y receptor family. Dr. Boucher is currently serve as one of the three principal investigators with respect to the research. Inspire paid approximately $48,168 during the last fiscal year for the research program under the agreement.

     In March 2001, we entered into an Exclusive Option Agreement with Adenosine Therapeutics, LLC. Pursuant to the agreement, we will conduct studies with two compounds of Adenosine to evaluate the potential utility of the compounds for certain ophthalmic applications. In addition, we paid Adenosine an option fee of $100,000 to obtain an exclusive option to acquire an exclusive, worldwide license to such compounds, or other compounds of Adenosine, for such applications. Dr. H. Jefferson Leighton, a member of our Board of Directors, currently also serves as a director of Adenosine and owns approximately 2.5% of the total currently issued and outstanding shares of common stock of Adenosine.


               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Under the securities laws of the United States, directors, executive officers and any person holding more than ten percent (10%) of our common stock are required to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission on Forms 3, 4 and 5. Based on our review of the copies of such forms we have received, all required reports have been timely filed, except for two Forms 4 filed by Dr. Yerxa reporting a total of four transactions, a Form 4 filed by Dr. Lamotte reporting two transactions and a Form 4 reporting one transaction filed by each of Drs. Shaffer, Evans and Kellerman.


                   CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

     In November 1999, the company dismissed KPMG LLP as its independent accountants. The former independent accountants' report did not contain an adverse opinion, a disclaimer of opinion or any qualifications or modifications related to uncertainty, limitation of audit scope or application of accounting principles. The former independent accountants' report does not cover any of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2000. There were no disagreements with the former public accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure regarding our financial statements up through the matter of the disagreement in connection with their report. In November 1999, Inspire retained PricewaterhouseCoopers LLP as its independent public accountants. The decision to retain PricewaterhouseCoopers LLP was approved by resolution of the Board of Directors. Before retaining PricewaterhouseCoopers LLP, the company had not consulted with PricewaterhouseCoopers LLP regarding accounting principles.


                                  OTHER MATTERS

     Management knows of no matters other than those described above that are to be brought before the meeting. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment on the matter.

     We will bear the cost of preparing and mailing the enclosed material. We may use the services of our officers and employees (who will receive no additional compensation) to solicit proxies. We intend to request banks and brokers holding shares of our common stock to forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. We will reimburse banks and brokers for their out-of-pocket expenses. We have retained our transfer agent, Computershare Trust Company, Inc., to aid in the solicitation, at an estimated cost of $1,600.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

     We will furnish, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2000, including financial statements and schedules thereto, to each of our stockholders of record on April 2, 2001, upon written request made to Gregory J. Mossinghoff, Senior Vice President and Chief Business Officer, at our offices located at 4222 Emperor Boulevard, Suite 470, Durham, North Carolina 27703-8466. A reasonable fee will be charged for copies of requested exhibits.

                                                                      Appendix A


                         INSPIRE PHARMACEUTICALS, INC.

                             AUDIT COMMITTEE CHARTER
                            Adopted: January 25, 2001


Organization

     The Audit Committee is a committee of the Board of Directors. The Committee shall be comprised of at least three directors, each of whom is independent of management and the company. Members of the Audit Committee shall be considered independent if they have no relationship to the company that may interfere with the exercise of their independence from management and the company. One director who is not considered independent under NASD Rule 4200 may be appointed to the Audit Committee if the Board of Directors, under exceptional and limited circumstances, determines that such director's membership on the Audit Committee is required by the best interests of the company and its stockholders, and the Board of Directors discloses the nature of the relationship and the reasons for the Board's determination in the next annual proxy statement. All Audit Committee members will be financially literate, and at least one member will have accounting or related financial management expertise.


Purpose

     The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its duty to the stockholders with respect to corporate accounting, reporting practices, and financial reports. In so doing, it is the responsibility of the Audit Committee to maintain a posture of effective and independent oversight and to promote free and open communication among the directors, the independent auditors and the financial management of the company.


Meetings

     The Committee shall meet at least two times per year and maintain minutes of each meeting. The chairperson shall report the matters discussed at each meeting to the Board of Directors.


Responsibilities

Annual Audit


1. Recommend to the Board of Directors the independent auditors to be selected to audit the financial statements of the company and any divisions and subsidiaries it may have from time to time.

2. On the annual basis, obtain from the independent auditors a written statement delineating all relationships between the auditor and the company, as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); discuss with the auditors any disclosed relationships or professional services that may impact on the objectivity or independence of the auditors; and take, or recommend that the Board of Directors take, appropriate action to ensure the independence of the outside auditors.

3. Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the stockholders, who have the ultimate authority to select, evaluate, and if appropriate, terminate their services.

4. Meet with the independent auditors and financial management of the company to review and approve the scope and timing of the annual audit and the quarterly reviews for the current year and the independent auditor's compensation.

5. At the conclusion of the annual audit, discuss with the independent auditors and the financial management of the company the results of the audit, including recommendations of the independent auditors and management's response. Attention should be given to the following matters:

     (a) the company's audited financial statements and related footnotes;

     (b) matters which are required to be communicated to the Audit Committee under SAS 61, including:

       o Methods used to account for significant unusual transactions,

       o The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus,

       o The process used by management in formulating particularly sensitive accounting estimates and basis for the auditor's conclusions regarding the reasonableness of those estimates, and

       o Disagreements with management over the application of accounting principles, the basis for management's accounting estimates, or the disclosures in the financial statements;

     (c) the adequacy and effectiveness of the accounting and financial controls of the company. The Committee should elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper;

     (d) the status of recommendations made in previous years by the independent auditors; and

     (e) recent or impending changes in accounting principles and disclosure practices.

6. Meet separately with the independent auditors, without members of management present, to discuss the following matters:


     (a) the independent auditors' evaluation of the company's financial and accounting personnel,


     (b) the cooperation that the independent auditors received during the course of the audit,


     (c) the independent auditors' evaluation of the degree of aggressiveness or conservatism of the company's accounting principles, the underlying estimates, and the significant judgments made by management in preparing financial statements,


     (d) the clarity of the financial disclosures, and


     (e) any other matters the auditors wish to raise.


7. Report the results of the annual audit to the Board of Directors. Such report may include the attendance of the independent auditors at a full meeting of the Board of Directors or, alternatively, the attendance of other directors at the Audit Committee meeting at which the results of the annual audit are presented.


Financial Reports

8. Review the proxy statement and the annual report on Form 10-K prior to its submission to the SEC; determine that the independent auditors are satisfied that the disclosures in these reports are consistent with the company's audited financial statements.

9. Determine that, prior to filing, interim financial statements included in quarterly reports on Form 10-Q have been reviewed by the independent auditors under the standards of SAS 71 Interim Financial Review. The objective of this review is not to perform an audit but rather to provide the auditors with a basis for reporting whether material modifications should be made for the interim financial statements to conform with GAAP. The report of the auditor on this review must be filed with the Form 10-Q report.


10. With the assistance of management, prepare an annual Audit Committee Report for inclusion in the company's proxy statement and in the annual report on Form 10-K stating whether: (1) the Audit Committee has reviewed and the discussed the audited financial statements with management; (2) the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61; (3) the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors the independent auditors' independence; and (4) based on the review and discussions in (1)-(3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company's annual report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission. The annual report must also state the name of each member of the company's Audit Committee.


11. Assure that management includes in the proxy statement for the annual meeting of stockholders a statement that the Audit Committee has a formal written Charter; include a copy of this Charter as an appendix to the proxy statement every three years, or sooner in the event of a significant amendment to the Charter.


Other Duties

12. Obtain the full Board of Directors' approval of this Charter, and review and reassess this Charter at least annually.


13. Beginning at such time as an internal audit function is warranted, review and concur with management's appointment of a director of internal audit, and include the internal audit function in this Charter.


14. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                         INSPIRE PHARMACEUTICALS, INC.

                    Revocable Proxy for 2001 Annual Meeting
          This Proxy is Solicited on Behalf of The Board of Directors

     The undersigned hereby appoints Christy L. Shaffer, Ph.D. and Gregory J. Mossinghoff or any one of them, each with power of substitution, his or her full and lawful agents and proxies to vote all shares of common stock which the undersigned would possess if personally present at the Annual Meeting of Stockholders (including all adjournments thereof) of Inspire Pharmaceuticals, Inc. to be held on Friday, June 1, 2001, at 9:00 a.m. at the North Carolina Biotechnology Center, 15 T. W. Alexander Drive, Research Triangle Park,
North Carolina 27709-3547.

STOCKHOLDERS ARE REQUESTED TO SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

     The Board of Directors recommends a vote FOR each of the proposals listed below and more fully described in the Notice of Annual Meeting of Stockholders and proxy statement for the meeting (receipt of which is hereby acknowledged). Unless otherwise specified, the vote represented by this proxy will be cast FOR proposals 1, 2, and 3.

1. Election of Directors.
   Nominees: Christy L. Shaffer, Ph.D. and Gregory J. Mossinghoff

                                                 (Mark Only One Box)

 [ ] FOR both nominees (except as indicated below)            [ ] WITHHOLD authority to vote for all nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided.

-------------------------------

2. Ratification of the selection of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 2001.

     [ ] For       [ ] Against       [ ] Abstain

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     PLEASE CHECK THE BOX below if you, and any persons related or unrelated to you at the same address, are currently receiving multiple copies of the proxy statement and Annual Report and You wish to cease future deliveries of the proxy statement and Annual Report for the shares represented hereby. PLEASE NOTE you will continue to receive a proxy card and be able to vote the shares represented hereby and can revoke this consent at any time by following the procedures set forth in the proxy statement.


[ ] I hereby CONSENT to discontinue delivery of the proxy statement and Annual
    Report for the shares represented hereby.


     PLEASE SIGN HERE exactly as your name appears on this proxy. When shares are held by joint tenants, each joint tenant should sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation, please sign in full corporate name by a duly authorized officer; if a partnership, please sign in the partnership name by an authorized person.


                                           Dated:
                                                 -------------------------------



                                             ----------------------------------
                                             Signature of Stockholder


                                             ----------------------------------
                                             Signature if held jointly